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                                                                  Exhibit 23(b)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 1999 relating to the consolidated financial statements, which appear in the Post Properties, Inc. and Post Apartment Homes, L.P. Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
December 30, 1999




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